Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333- of Ferrellgas Partners, L.P. on Form S-3 of:

o	our reports dated October 12, 2004 (which reports relating to Ferrellgas Partners, L.P. and Ferrellgas, L.P. express an unqualified opinion and include an explanatory paragraph relating to changes in accounting principles) appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the year ended July 31, 2004; and

o	our report relating to Ferrellgas, Inc. and Subsidiaries dated November 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles), appearing in the Current Report on Form 8-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. dated November 5, 2004.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
December 16 , 2004